Exhibit 99.1

The Baldwin Group Announces $500 Million Offering of Senior Secured Notes due 2031

TAMPA, FLORIDA—(BUSINESS WIRE)—May 8, 2024—The Baldwin Group, the go-to-market brand name for The Baldwin Insurance Group, Inc. (formerly BRP Group, Inc.) (“Baldwin”) (NASDAQ: BRP), announced today the offering by its direct subsidiary The Baldwin Insurance Group Holdings, LLC (“Baldwin Holdings”) and a wholly-owned corporate subsidiary of Baldwin Holdings (the “co-issuer”) of $500 million aggregate principal amount of proposed senior secured notes due 2031 (the “notes”), subject to market and other conditions.

The notes will be guaranteed by each of Baldwin Holdings’ material domestic wholly-owned subsidiaries that are expected to guarantee Baldwin Holdings’ new credit facilities, which Baldwin Holdings intends to enter into substantially concurrently with the issuance of the notes. The notes will be senior secured obligations and will be secured on a first-priority lien basis by all of the assets of Baldwin Holdings, the co-issuer and the guarantors that are expected to secure indebtedness under Baldwin Holdings’ new credit facilities.

Baldwin Holdings intends to use the net proceeds from the issuance of the notes, together with borrowings under its proposed new term loan facility that was also announced today and cash on hand, to repay in full the entire outstanding amount, or approximately $996.2 million, of borrowings under its existing term loan facility and repay in full the entire outstanding amount, or approximately $351 million, of borrowings under its existing revolving facility and to pay fees, costs, expenses and accrued interest relating to the credit refinancing transactions, and any remaining proceeds for general corporate purposes. The closing of the new credit facilities and the terms thereof are subject to obtaining lender commitments, as well as market and other conditions, and there can be no assurance as to whether or when the new credit facilities or the issuance of the notes may be completed, or as to the actual size or terms thereof.

The notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and only to non-U.S. persons outside the United States pursuant to Regulation S. The notes will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. The offering is made only by, and pursuant to, the terms set forth in the related offering memorandum. The offering is not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

ABOUT THE BALDWIN GROUP

The Baldwin Group, the go-to-market brand name for The Baldwin Insurance Group, Inc. (NASDAQ: BRP) and its affiliates, is an independent insurance distribution firm providing indispensable expertise and insights that strive to give our clients the confidence to pursue their purpose, passion, and dreams. As a team of dedicated entrepreneurs and insurance professionals, we have come together to help protect the possible for our clients. We do this by delivering bespoke client solutions, services, and innovation through our comprehensive and tailored approach to risk management, insurance, and employee benefits. We support our clients, colleagues, insurance company partners, and communities through the deployment of vanguard resources and capital to drive our organic and inorganic growth. The Baldwin Group proudly represents more than two million clients across the United States and internationally.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent our expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address our future operating, financial or business performance or our strategies, expectations, anticipated achievements or ability to raise or refinance debt. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in Baldwin’s Annual Report on Form 10-K for the year ended December 31, 2023 and the offering memorandum for this offering, and in Baldwin’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available free of charge on the SEC’s website at: www.sec.gov, including those risks and other factors relevant to this offering and the notes, our business, financial condition and results of operations, and the risk that we will not be able to incur the new credit facilities in a timely manner or at all, the risk that we will be unable to satisfy the conditions to the closing of the new credit facilities, the risk that the new credit facilities will not be available on favorable terms or at all, and the risk that we will be unable to pay down the balance of our existing credit facilities as intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

MEDIA RELATIONS

Anna Rozenich, Senior Director, Enterprise Communications

The Baldwin Group

630.561.5907 | Anna.rozenich@baldwin.com

INVESTOR RELATIONS

Bonnie Bishop, Executive Director, Investor Relations

The Baldwin Group

813.259.8032 | IR@baldwin.com